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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    September 14, 2001
                                                  -----------------------------

                           DELPHI INTERNATIONAL LTD.
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             (Exact name of registrant as specified in its charter)


         BERMUDA                    333-34829                   98-0206924
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(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)


 CHEVRON HOUSE, 11 CHURCH STREET, HAMILTON, BERMUDA                    HM11
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(Address of principal executive offices)                             (ZIP Code)


Registrant's telephone number, including area code   441-295-3688
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Item 5.  Other Events

On September 14, 2001, the Registrant issued a press release announcing it has reached an agreement with its primary reinsureds, creditors and preferred securityholders pursuant to which it will settle substantially all of its reinsurance obligations, as well as its obligations under its debt securities and preferred shares. In furtherance of this agreement, the Company's subsidiary, Oracle Reinsurance Company Ltd., will cease operations and commute all of its reinsurance agreements currently in effect. Upon completion of these commutations and settlement of its remaining liabilities, the Company and its subsidiaries intend, subject to receipt of shareholder approvals, to commence winding up and liquidation proceedings. Under the terms of the agreement reached by the Company, which is subject to certain regulatory approvals, the Company's common shareholders will receive a liquidating distribution in the amount of $3.00 per share. Subject to timely receipt of shareholder and regulatory approvals, the Company believes that the liquidation process will be completed in the first quarter of 2002.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

     Exhibit Number    Description of Exhibits
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
          10.1         Commutation, Prepayment and Redemption Agreement
          99.1         Registrant's September 14, 2001 press release.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             DELPHI INTERNATIONAL LTD.

                                          By: /S/ COLIN O'CONNOR
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                                             COLIN O'CONNOR
                                             President and
                                             Chief Executive Officer

Dated: September 14, 2001









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